Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 269 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our reports, dated December 24, 2018, on the financial statements of ClearTrack® 2015, ClearTrack® 2020, ClearTrack® 2025, ClearTrack® 2030, ClearTrack® 2035, ClearTrack® 2040, ClearTrack® 2045®, ClearTrack 2050®, ClearTrack® 2055, ClearTrack® 2060, ClearTrack® Retirement Income, Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation Intermediate Horizon, Transamerica Asset Allocation Long Horizon, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Multi-Manager Alternative Strategies Portfolio, Transamerica Asset Allocation Short Horizon, Transamerica Balanced II, Transamerica Bond, Transamerica Capital Growth, Transamerica Concentrated Growth, Transamerica Core Bond, Transamerica Dividend Focused, Transamerica Dynamic Allocation, Transamerica Dynamic Income, Transamerica Emerging Markets Debt, Transamerica Emerging Markets Equity, Transamerica Event Driven, Transamerica Floating Rate, Transamerica Global Equity, Transamerica Global Real Estate Securities, Transamerica Government Money Market, Transamerica Growth, Transamerica High Quality Bond, Transamerica High Yield Bond, Transamerica High Yield Muni, Transamerica Inflation-Protected Securities, Transamerica Inflation Opportunities, Transamerica Intermediate Bond, Transamerica Intermediate Muni, Transamerica International Equity, Transamerica International Growth, Transamerica International Small Cap Value, Transamerica International Stock, Transamerica International Value, Transamerica Large Cap Value, Transamerica Large Core, Transamerica Large Growth, Transamerica Large Value Opportunities, Transamerica Long/Short Strategy, Transamerica Mid Cap Growth, Transamerica Mid Cap Value, Transamerica Mid Cap Value Opportunities, Transamerica MLP & Energy Income, Transamerica Multi-Cap Growth, Transamerica Multi-Managed Balanced, Transamerica Short-Term Bond, Transamerica Small Cap Core, Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica Small/Mid Cap Value, Transamerica Strategic High Income, Transamerica Total Return, Transamerica Unconstrained Bond and Transamerica US Growth and the consolidated financial statements of Transamerica Global Multifactor Macro and Transamerica Managed Futures Strategy, included in the Annual Reports for the fiscal year/periods ended October 31, 2018.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 26, 2019